Labuan FSA
Financial Services Authority

LABUAN FINANCIAL SERVICES AUTHORITY

FORM 7

Labuan Companies Act 1990
(Subsection 15(5))

Company No.:

LL17714

CERTIFICATE OF INCORPORATION OF A LABUAN COMPANY

This is to certify that **SUNSHINE GREEN LAND CORP.** is incorporated under the Labuan Companies Act 1990 on and from the **8th** day of **December** in the year of **2021** and that the company is a company limited by shares.

Given under my hand and seal this **8th** day of **December** in the year of **2021**.

(MOHAMAD IBRAHIM ABDUL HAMID)
For the Labuan Financial Services Authority
Federal Territory of Labuan
Malaysia

(LABUAN INTERNATIONAL BUSINESS AND FINANCIAL CENTRE)